EXHIBIT 5.01

March 29, 2000

Zilog, Inc.
910 East Hamilton Avenue
Campbell, CA 95008

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about March 29, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,400,000 shares of your Common Stock (the "Common Stock"), all of which are subject to issuance by you (a) directly or upon the exercise of stock options granted or to be granted by you under your 1998 Long Term Stock Incentive Plan (the "Long Term Plan"); or (b) directly or upon the exercise of stock options granted or to be granted by you under your 1998 Executive Officer Stock Incentive Plan (the "Executive Officer Plan"). The plans referred to in clauses (a) and (b) above are collectively referred to in this letter as the "Plans". In rendering this opinion, we have examined the following:

(1) your Restated Certificate of Incorporation dated April 2, 1997 and your Certificate of Amendment to Certificate of Incorporation dated August 17, 1998;

(2) your Bylaws, certified by the Company's Secretary on May 21, 1997;

(3) your registration statement on Form S-4 (File No. 333- 51203) declared effective by the Commission on July 9, 1998, together with the exhibits filed as a part thereof or incorporated by reference therein;

(4) the Registration Statement, together with the exhibits filed as a part thereof (including the plans) or incorporated by reference therein;

(5) the Prospectuses prepared in connection with the Registration Statement;

(6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

(7) the stock records that you have provided to us and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated of even date herewith verifying the number of such issued and outstanding securities;

(8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and

(9) your Application for Qualification by Coordination to be submitted by the Company with the State of California Department of Corporations immediately subsequent to the effectiveness of the Registration Statement.

We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records, documents and public officials referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

In preparing the opinion set forth herein, we have relied on the interpretations that are contained in The 1989 Report of the Committee on Corporations of the Business Law Section of the State Bar of California Regarding Legal Opinions in Business Transactions (August 1989), and such interpretations govern the opinion set forth herein.

Based upon the foregoing, it is our opinion that the 3,400,000 shares of Stock that may be issued and sold by you (a) directly or upon the exercise of stock options granted or to be granted under the Long Term Plan, or (b) directly or upon the exercise of stock options granted or to be granted under the Executive Officer Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

Very truly yours,

FENWICK & WEST LLP

By: /s/ David K. Michaels